Two Harbors Investment Corp. Reports Fourth Quarter 2014 Financial Results
Delivered 2014 Return on Book Value of 15.0%(1) While Advancing Operational Businesses
NEW YORK, February 4, 2015 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended December 31, 2014.

2014 Highlights

•	Generated total annual return on book value of 15.0%.(1)

•	Delivered Comprehensive Income of $578.2 million, a return on average equity of 14.4%, or $1.58 per diluted weighted average common share.

•	Expanded operational businesses; completed three securitizations in 2014 and increased seller network to 33 originators at year-end.

Quarterly Highlights

•	Book value was $11.10 per diluted common share, representing a 1.0%(2) quarterly total return on book value, after accounting for a dividend of $0.26 per share.

•	Delivered Comprehensive Income of $42.2 million, a return on average equity of 4.1%, or $0.12 per diluted weighted average common share.

•	Reported Core Earnings of $83.1 million, or $0.23 per diluted weighted average common share.(3)

•	Generated an aggregate portfolio yield of 4.5% for the quarter ended December 31, 2014, consistent with the quarter ended September 30, 2014.

•	Completed a securitization, Agate Bay Mortgage Trust 2014-3, issuing securities backed by approximately $356 million unpaid principal balance (UPB) of prime jumbo mortgage loans.

“We believe the growth of our mortgage loan conduit and MSR businesses in 2014, as well as our intent to further diversify into commercial mortgage loans, will enable us to continue to generate stockholder return and build franchise value in the years ahead,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “We also delivered a 15.0%(2) total return on book value in 2014, a result we are proud of considering the interest rate volatility within the year.”

(1) Return on book value for the year ended December 31, 2014 is defined as the increase in book value per diluted share from December 31, 2013 to December 31, 2014 of $0.54, plus dividends declared of $1.04 per share, divided by December 31, 2013 diluted book value of $10.56 per share.
(2) Return on book value for the quarter ended December 31, 2014 is defined as the decrease in book value per diluted share from September 30, 2014 to December 31, 2014 of $0.15, plus the dividend declared of $0.26 per share, divided by September 30, 2014 diluted book value of $11.25 per share.
(3) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, gains and losses related to discontinued operations, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2014:

Two Harbors Investment Corp. Operating Performance
(dollars in thousands, except per share data)
	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	(unaudited)			(unaudited)
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings(1)	$83,108	$0.23	8.1%	$343,808	$0.94	8.5%
GAAP Net (Loss) Income	$(36,963)	$(0.10)	(3.6)%	$167,139	$0.46	4.2%
Comprehensive Income	$42,178	$0.12	4.1%	$578,193	$1.58	14.4%

Operating Metrics
Dividend per common share	$0.26
Book value per diluted share at period end	$11.10
Other operating expenses as a percentage of average equity	1.5%

(1) Please see page 12 of this press release for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended December 31, 2014 of $83.1 million, or $0.23 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2014 of $82.8 million, or $0.23 per diluted weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 8.1% for each of the quarters ended December 31, 2014 and September 30, 2014.

For the fourth quarter of 2014, the company recognized:

•	net realized gains on RMBS, trading securities and mortgage loans held-for-sale of $30.4 million, net of tax;

•	unrealized gains on trading securities and mortgage loans held-for-sale of $4.0 million, net of tax;

•	other-than-temporary impairment loss of $0.2 million, net of tax;

•	net losses of $8.5 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized losses of $103.2 million, net of tax, associated with its interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank of Des Moines (FHLB) advances;

•	net realized and unrealized losses on other derivative instruments of approximately $6.0 million, net of tax;

•	net realized and unrealized losses on consolidated financing securitizations of $2.1 million, net of tax; and

•	a net decrease in fair value of $49.2 million(2) on MSR, net of tax.

(2) Decrease in fair value on MSR, net of tax, of $49.2 million is comprised of a decrease in fair value of $37.0 million, net of tax, excluded from Core Earnings and $12.2 million, net of tax, of estimated amortization included in Core Earnings.

The company reported a GAAP Net Loss of $37.0 million, or $0.10 per diluted weighted average common share outstanding, for the quarter ended December 31, 2014, as compared to GAAP Net Income of $193.6 million, or $0.53 per diluted weighted average common share outstanding, for the quarter ended September 30, 2014. On a GAAP Net Income basis, the company recognized an annualized return on average equity of (3.6)% and 18.9% for the quarters ended December 31, 2014 and September 30, 2014, respectively.

The company reported Comprehensive Income of $42.2 million, or $0.12 per diluted weighted average common share outstanding, for the quarter ended December 31, 2014, as compared to Comprehensive Income of $152.6 million, or $0.42 per diluted weighted average common share outstanding, for the quarter ended September 30, 2014. The company records unrealized fair value gains and losses on RMBS securities, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 4.1% and 14.9% for the quarters ended December 31, 2014 and September 30, 2014, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended December 31, 2014. The annualized dividend yield on the company’s common stock for the fourth quarter of 2014, based on the December 31, 2014 closing price of $10.02, was 10.4%.

The company’s book value per diluted share, after taking into account the fourth quarter 2014 dividend of $0.26 per share, was $11.10 as of December 31, 2014, compared to $11.25 as of September 30, 2014, which represented a total return on book value for the fourth quarter of 2014 of 1.0%.(1) For the year ended December 31, 2014, the company reported a total return on book value of 15.0%.(2)

Other operating expenses for the quarter ended December 31, 2014 were approximately $15.0 million, or 1.5% of average equity, compared to approximately $12.4 million, or 1.2% of average equity, for the quarter ended September 30, 2014.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale and net economic interests in consolidated securitization trusts. As of December 31, 2014, the total value of the company’s portfolio was $16.0 billion.

The company’s portfolio includes the rates strategy, which consists of $11.9 billion of Agency RMBS, Agency Derivatives and MSR as well as associated notional hedges as of December 31, 2014. The remaining portfolio is invested in the credit strategy, which consists of $4.1 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive loans, as well as their associated notional hedges as of December 31, 2014.

For the quarter ended December 31, 2014, the annualized yield on the company’s average aggregate portfolio was 4.5% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.6%. This resulted in a net interest rate spread of 2.9%.

RMBS and Agency Derivatives
For the quarter ended December 31, 2014, the annualized yield on average RMBS securities and Agency Derivatives was 4.3%, consisting of an annualized yield of 3.4% in Agency RMBS and Agency Derivatives and 8.1% in non-Agency RMBS.

(1) Return on book value for the quarter ended December 31, 2014 is defined as the decrease in book value per diluted share from September 30, 2014 to December 31, 2014 of $0.15, plus the dividend declared of $0.26 per share, divided by September 30, 2014 diluted book value of $11.25 per share.
(2) Return on book value for the year ended December 31, 2014 is defined as the increase in book value per diluted share from December 31, 2013 to December 31, 2014 of $0.54, plus dividends declared of $1.04 per share, divided by December 31, 2013 diluted book value of $10.56 per share.

The company experienced a three-month average constant prepayment rate (CPR) of 7.5% for Agency RMBS securities and Agency Derivatives held during the quarter ended December 31, 2014, as compared to 7.9% for those securities held during the quarter ended September 30, 2014. The weighted average cost basis of the principal and interest Agency portfolio was 107.7% of par for the quarter ended December 31, 2014, compared to 108.3% of par for the quarter ended September 30, 2014. The net premium amortization was $35.5 million and $39.5 million for the quarters ended December 31, 2014 and September 30, 2014, respectively.

The company experienced a three-month average CPR of 4.2% for non-Agency principal and interest RMBS securities held during the quarter ended December 31, 2014, as compared to 4.1% for those securities held during the quarter ended September 30, 2014. The weighted average cost basis of the non-Agency portfolio was 59.2% of par as of December 31, 2014, compared to 57.2% of par for the quarter ended September 30, 2014. The discount accretion was $30.5 million for the quarter ended December 31, 2014 compared to $32.8 million for the quarter ended September 30, 2014. The total net discount remaining was $1.9 billion as of December 31, 2014 compared to $2.0 billion as of September 30, 2014, with $0.9 billion designated as credit reserve as of December 31, 2014.

As of December 31, 2014, fixed-rate investments composed 80.2% and adjustable-rate investments composed 19.8% of the company’s RMBS and Agency Derivatives portfolio.

As of December 31, 2014, the company had mortgage loans held-for-investment with a carrying value of $1.7 billion and the company’s collateralized borrowings had a carrying value of $1.2 billion, resulting in net economic interests in consolidated securitization trusts of $535.1 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans with UPB totaling $44.9 billion. The MSR had a fair market value of $452.0 million as of December 31, 2014.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle all servicing functions for the loans underlying the company’s MSR. The company recognized $31.6 million of servicing income, $6.5 million of subservicing expense and a $55.3 million decrease in fair market value of MSR during the quarter ended December 31, 2014.

Mortgage Loans Held for Sale
As of December 31, 2014, the company held prime jumbo residential mortgage loans with a fair market value of $500.2 million and had outstanding purchase commitments to acquire an additional $554.8 million UPB of mortgage loans, subject to fallout if the loans do not close. For the quarter ended December 31, 2014, the annualized yield on the prime jumbo residential mortgage loan portfolio was 4.0%, compared to 4.1% for the quarter ended September 30, 2014.

During the quarter, the company completed a securitization, Agate Bay Mortgage Trust 2014-3. The trust issued securities backed by approximately $356 million UPB of prime jumbo 30-year fixed residential mortgage loans.

Other Investments and Risk Management Derivatives
The company held $2.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of December 31, 2014.  The company also held $1.3 billion notional of net short TBAs as of December 31, 2014, which are accounted for as derivative instruments in accordance with GAAP.

As of December 31, 2014, the company was a party to interest rate swaps and swaptions with a notional amount of  $31.0 billion. Of this amount, $11.5 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $7.1 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $12.4 billion net notional in swaptions were utilized as macroeconomic hedges.

The following table summarizes the company’s investment portfolio:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2014
	(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$11,164,032	69.6%
Hybrid ARMs	128,285	0.8%
Total Agency	11,292,317	70.4%
Agency Derivatives	186,404	1.2%
Mortgage servicing rights	452,006	2.8%

Credit Strategy
Non-Agency Bonds
Senior Bonds	2,370,435	14.8%
Mezzanine Bonds	670,421	4.2%
Non-Agency Other	7,929	—%
Total Non-Agency	3,048,785	19.0%
Net Economic Interest in Securitization(1)	535,083	3.3%
Mortgage loans held-for-sale	535,712	3.3%
Aggregate Portfolio	$16,050,307

Portfolio Metrics	Three Months Ended December 31, 2014
	(unaudited)
Annualized portfolio yield during the quarter		4.46%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.7%
Credit Strategy
Non-Agency RMBS, Legacy(2)		8.8%
Non-Agency RMBS, New issue(2)		3.7%
Net economic interest in securitizations		4.7%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans		4.0%
Credit sensitive residential mortgage loans		3.6%

Annualized cost of funds on average borrowing balance during the quarter(3)		1.55%
Annualized interest rate spread for aggregate portfolio during the quarter		2.91%
Debt-to-equity ratio at period-end(4)		3.3 to 1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives as of December 31, 2014
Weighted average cost basis of principal and interest securities
Agency(5)		$107.67
Non-Agency(6)		$59.16
Weighted average three month CPR
Agency		7.5%
Non-Agency		4.2%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		80.2%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		19.8%

(1) Net economic interest in securitization consists of mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.
(2) Legacy non-Agency RMBS includes non-Agency bonds issued up to and including 2009.  New issue non-Agency RMBS includes bonds issued after 2009.
(3) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(4) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives, divided by total equity.
(5) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.
(6) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $54.78 at December 31, 3014.

“The year marked many important milestones for our mortgage loan conduit, including more than doubling our number of seller partners and completing three Agate Bay securitizations,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “We expect that the continued addition of seller partners will benefit both our conduit volumes and our MSR business, providing attractive assets for our portfolio.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS securities, Agency Derivatives and mortgage loans held-for-sale divided by total equity, of 3.3 to 1.0 and 2.9 to 1.0 as of December 31, 2014 and September 30, 2014, respectively.

As of December 31, 2014, the company had outstanding $12.9 billion of repurchase agreements funding RMBS securities, Agency Derivatives, mortgage loans held-for-sale and U.S. Treasuries with 25 different counterparties. Excluding the debt associated with the company’s U.S. Treasuries and the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 0.7% and a weighted average remaining maturity of 64 days as of December 31, 2014.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of December 31, 2014, TH Insurance had fully utilized its borrowing capacity of $2.5 billion in outstanding secured advances with a weighted average borrowing rate of 0.3% and a weighted average of 119 months to maturity.

As of December 31, 2014, the company’s aggregate repurchase agreements and FHLB advances funding RMBS securities, Agency Derivatives and mortgage loans held-for-sale had 24 weighted average months to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances, excluding borrowings on U.S. Treasuries, and related cost of funds:

As of December 31, 2014
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$10,715,868
Mortgage servicing rights	—
Non-Agency RMBS	2,395,615
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	322,317
Credit sensitive residential mortgage loans	2,413
$13,436,213

Cost of Funds Metrics	Three Months Ended December 31, 2014
(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.7%
Agency RMBS and Agency Derivatives	0.4%
Mortgage servicing rights	—
Non-Agency RMBS	1.8%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	0.5%
Credit sensitive residential mortgage loans	3.9%

Dividends and Taxable Income
The company declared cash dividends to stockholders of $1.04 per share during the 2014 taxable year.  As a REIT, the company fulfilled its requirement to distribute at least 90% of its taxable income to stockholders.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 5, 2015 at 9:00 a.m. EST to discuss fourth quarter 2014 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), Conference Code 49091419, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on February 5, 2015, through 12:00 a.m. EST on February 24, 2015. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 49091419. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying the company’s residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in the company’s portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, the company’s ability to manage various operational risks associated with the business, the company’s ability to maintain our REIT qualification, limitations imposed on the business due to the company’s REIT status and the company’s exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on the company’s operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the company’s ability to acquire mortgage loans or securitize the mortgage loans the company acquires, the company’s involvement in securitization transactions, the timing and profitability of the company’s securitization transactions, the risks associated with the company’s securitization transactions, the company’s ability to acquire MSR, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and the company’s exposure to claims and litigation, including litigation arising from its involvement in securitization transactions and its investments in MSR.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Media and Investor Relations, Two Harbors Investment Corp., (612) 629-2514 or July.Hugen@twoharborsinvestment.com.

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$14,341,102	$12,256,727
Trading securities, at fair value	1,997,656	1,000,180
Mortgage loans held-for-sale, at fair value	535,712	544,581
Mortgage loans held-for-investment in securitization trusts, at fair value	1,744,746	792,390
Mortgage servicing rights, at fair value	452,006	514,402
Cash and cash equivalents	1,005,792	1,025,487
Restricted cash	336,771	401,647
Accrued interest receivable	65,529	50,303
Due from counterparties	35,625	25,087
Derivative assets, at fair value	319,838	549,859
Other assets	188,579	13,199
Total Assets	$21,023,356	$17,173,862

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$12,932,463	$12,250,450
Collateralized borrowings in securitization trusts, at fair value	1,209,663	639,731
Federal Home Loan Bank advances	2,500,000	—
Derivative liabilities, at fair value	29,280	22,081
Accrued interest payable	23,772	20,277
Due to counterparties	124,206	318,848
Dividends payable	95,263	—
Other liabilities	40,667	67,480
Total Liabilities	$16,955,314	$13,318,867

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 366,395,920 and 364,935,168 shares issued and outstanding, respectively	3,664	3,649
Additional paid-in capital	3,811,027	3,795,372
Accumulated other comprehensive income	855,789	444,735
Cumulative earnings	1,195,536	1,028,397
Cumulative distributions to stockholders	(1,797,974)	(1,417,158)
Total stockholders’ equity	4,068,042	3,854,995
Total Liabilities and Stockholders’ Equity	$21,023,356	$17,173,862

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$131,694	$120,934	$506,268	$507,180
Trading securities	4,739	1,928	12,913	5,963
Mortgage loans held-for-sale	3,536	6,776	16,089	22,185
Mortgage loans held-for-investment in securitization trusts	16,040	7,548	41,220	19,220
Cash and cash equivalents	211	271	717	1,043
Total interest income	156,220	137,457	577,207	555,591
Interest expense:
Repurchase agreements	19,493	22,097	76,177	89,470
Collateralized borrowings in securitization trusts	10,137	4,825	26,760	10,937
Federal Home Loan Bank advances	2,074	—	4,513	—
Total interest expense	31,704	26,922	107,450	100,407
Net interest income	124,516	110,535	469,757	455,184
Other-than temporary impairment losses	(180)	—	(392)	(1,662)
Other income:
Gain (loss) on investment securities	28,697	97,850	87,201	(54,430)
(Loss) gain on interest rate swap and swaption agreements	(152,619)	21,841	(345,647)	245,229
(Loss) gain on other derivative instruments	(5,184)	29,290	(17,529)	95,345
Gain (loss) on mortgage loans held-for-sale	11,064	(8,584)	17,297	(33,846)
Servicing income	31,587	10,775	128,160	12,011
(Loss) gain on servicing asset	(55,346)	13,065	(128,388)	13,881
Other (loss) income	(1,409)	(2,216)	18,539	14,619
Total other (loss) income	(143,210)	162,021	(240,367)	292,809
Expenses:
Management fees	12,244	12,319	48,803	41,707
Securitization deal costs	1,283	—	4,638	4,153
Servicing expenses	1,330	2,561	25,925	3,761
Other operating expenses	14,950	12,395	56,231	37,259
Total expenses	29,807	27,275	135,597	86,880
(Loss) income from continuing operations before income taxes	(48,681)	245,281	93,401	659,451
(Benefit from) provision for income taxes	(11,718)	6,602	(73,738)	84,411
Net (loss) income from continuing operations	(36,963)	238,679	167,139	575,040
Income from discontinued operations	—	735	—	3,999
Net (loss) income	$(36,963)	$239,414	$167,139	$579,039

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Basic (loss) earnings per weighted average common share:
Continuing operations	$(0.10)	$0.66	$0.46	$1.64
Discontinued operations	—	—	—	0.01
Net (loss) income	$(0.10)	$0.66	$0.46	$1.65

Diluted (loss) earnings per weighted average common share:
Continuing operations	$(0.10)	$0.66	$0.46	$1.64
Discontinued operations	—	—	—	0.01
Net (loss) income	$(0.10)	$0.66	$0.46	$1.65
Dividends declared per common share	$0.26	$0.26	$1.04	$1.17
Weighted average number of shares of common stock:
Basic	366,230,566	364,700,903	366,011,855	350,361,827
Diluted	366,230,566	364,700,903	366,011,855	350,992,387
Comprehensive income:
Net (loss) income	$(36,963)	$239,414	$167,139	$579,039
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	79,141	(68,039)	411,054	(251,723)
Other comprehensive income (loss)	79,141	(68,039)	411,054	(251,723)
Comprehensive income	$42,178	$171,375	$578,193	$327,316

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Reconciliation of net (loss) income to
Core Earnings:

Net (loss) income	$(36,963)	$239,414	$167,139	$579,039

Adjustments for non-core earnings:
(Gain) loss on sale of securities and mortgage loans, net of tax	(30,447)	(98,624)	(95,175)	68,610
Unrealized (gain) loss on trading securities, equity securities and mortgage loans held-for-sale, net of tax	(3,983)	6,164	(1,191)	9,034
Other-than-temporary impairment loss	180	—	392	1,662
Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax	8,458	(21,075)	42,938	(12,836)
Unrealized loss (gain) on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	103,239	(8,277)	157,972	(241,680)
Loss (gain) on other derivative instruments, net of tax	6,028	(25,713)	20,113	(59,244)
Realized and unrealized loss (gain) on financing securitizations, net of tax	2,129	2,417	(16,854)	(14,204)
Unrealized loss (gain) on mortgage servicing rights, net of tax	36,978	(17,885)	64,320	(18,687)
Securitization deal costs, net of tax	834	—	3,015	3,430
Income from discontinued operations	—	(735)	—	(3,999)
Amortization of business combination intangible assets, net of tax	—	704	346	704
Change in representation and warranty reserve, net of tax	(3,345)	—	793	—

Core Earnings	$83,108	$76,390	$343,808	$311,829

Weighted average shares outstanding - Basic	366,230,566	364,700,903	366,011,855	350,361,827
Weighted average shares outstanding - Diluted	366,230,566	364,700,903	366,011,855	350,992,387

Core Earnings per weighted average share outstanding - Diluted	$0.23	$0.21	$0.94	$0.89

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(unaudited)
Net Interest Income:
Interest income	$156.2	$142.3	$140.1	$138.5	$137.4
Interest expense	31.7	24.7	24.9	26.0	26.9
Net interest income	124.5	117.6	115.2	112.5	110.5
Other income:
Interest spread on interest rate swaps	(32.2)	(26.8)	(18.9)	(13.8)	(10.1)
Interest spread on other derivative instruments	7.0	7.1	7.9	4.7	(2.4)
Servicing income, net of amortization(1)	17.9	17.6	19.9	17.9	5.2
Other income	0.7	0.6	0.2	0.2	0.4
Total other (loss) income	(6.6)	(1.5)	9.1	9.0	(6.9)
Expenses	33.7	30.8	33.2	31.5	26.2
Core Earnings before income taxes	84.2	85.3	91.1	90.0	77.4
Income tax expense	1.1	2.5	1.4	1.8	1.0
Core Earnings	$83.1	$82.8	$89.7	$88.2	$76.4
Basic and diluted weighted average Core EPS	$0.23	$0.23	$0.24	$0.24	$0.21

(1) Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.